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                                                                    Exhibit 23.3

                      [LETTERHEAD OF KELLER & COMPANY, INC.


November 1, 2002

Re:    Valuation Appraisal of CCSB Financial Corp.
       Clay County Savings and Loan Association
       Liberty, Missouri

We hereby consent to the use of our firm's name, Keller & Company, Inc. ("Keller"), and the reference to our firm as experts in the Application for Conversion to be filed by Clay County Savings and Loan Association, and any amendments thereto and references to our opinion regarding subscription rights filed as an exhibit to the applications referred to hereafter. We also consent to the use of our firm's name in the Form SB-2 to be filed by CCSB Financial Corp. with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report and in the said Application for Conversion Form and any amendments thereto and in the notice and Application for Conversion filed by CCSB Financial Corp.

Very truly yours,

KELLER & COMPANY, INC.


by: /s/ Michael R. Keller
    ---------------------
        Michael R. Keller
        President